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                                                                    Exhibit 10.3

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED ("TRANSFERRED") EXCEPT IN COMPLIANCE WITH THE REGISTRATION REQUIREMENTS OF THE ACT OR PURSUANT TO AN EXEMPTION THEREFROM.

                            DIAMETRICS MEDICAL, INC.

                       FORM OF FIRST AMENDED AND RESTATED
                   CONVERTIBLE SENIOR SECURED FIXED RATE NOTE

                               DUE AUGUST 4, 2005

Principal Amount [$7,300,000]
Interest Rate    7% p.a.
Date of Issue:   August 4, 1998

FOR VALUE RECEIVED, the undersigned, DIAMETRICS MEDICAL, INC. a corporation incorporated in the State of Minnesota with its principal office at 2658 Patton Road, St. Paul, Minnesota 56118 (herein called the "Company"), promises to pay to the order of [Purchaser Name], a [ ] organized under the laws of [ ], with an
office at                           , or its registered assigns (the "Holder")
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the amount of [_________ DOLLARS ($________)] or such lesser amount as may be owing hereunder on or before the Final Payment Date together with interest thereon from the Issue Date at the rate and on the dates specified in Article 3, in accordance with the terms hereof.

This is one of a duly authorized issue of Notes of the Company, originally issued pursuant to a certain Note Purchase Agreement dated August 4, 1998 by the Company and the signatories thereto, as amended by that certain First Amendment to Note Purchase Agreement dated as of April 7, 2003 (as heretofore or hereafter amended, the "Note Purchase Agreement") and is entitled to the benefit of the Note Purchase Agreement, and each holder of this Note, by acceptance hereof, agrees to be bound by the provisions of the Note Purchase Agreement. The Note Purchase Agreement sets forth, among other things, certain covenants of the Company and Events of Default and rights and remedies related thereto.

Capitalized terms used herein without definition shall have the meanings given such terms in Article 9 hereof or the Note Purchase Agreement referred to below.

Article 1      Security

               The obligations of the Company under this Note are and continue to be secured pursuant to the provisions of the Security Documents.

Article 2      The Principal Amount

Section 2.1 Payment of the Principal Amount. The Principal Amount, to the extent not previously paid under the terms of this Note, shall be due and payable in full on the Final Payment Date.

Section 2.2 No Early Payment of Principal Amount. Except as otherwise provided in the Note Purchase Agreement, and subject to the other provisions of this Note (including, but not limited to, Sections
               2.3 and 4.5 below), the Company may not, prior to the Final Payment Date, pay all or any part of the Principal Amount.

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Section 2.3    Conversion. This Note shall be convertible by the Holder, in whole or in part, into shares of common stock of the Company on the terms and conditions set forth in the Note Purchase Agreement. If the Principal Amount is paid in part by such a conversion, then the Company shall execute and deliver to the Holder, at the expense of the Company, a new Note in accordance with Section 4.4 below.

Article 3      Interest and Default Interest

Section 3.1 Interest. Interest shall be payable at the rate of 7 per cent per annum by the Company on the outstanding Principal Amount from time to time. Such interest shall accrue, on a daily basis, from the Issue Date and be payable, at the Interest Rate, quarterly in arrears on 31 March, 30 June, 30 September and 31 December of each year, or if any such date is not a Business Day, then on the next Business Day. If the Principal Amount (or any part thereof) shall become due and payable, interest up to and including the relevant Payment Date shall also be due and payable on such Payment Date.

Section 3.2 Default Interest. If any sum due and payable by the Company is not paid on its due date for payment under this Note, interest shall accrue at the Interest Rate plus 2 per cent per annum on such unpaid sum until the date on which the full amount of such unpaid sum is paid to the Holder.

Section 3.3 Calculation Period. Interest in respect of a period of less than one year shall be calculated on the basis of the actual number of days elapsed and a 365 day year.

Article 4      Payments

Section 4.1 Place and Method of Payment. All payments made by the Company in respect of Principal Amount shall be made to the Holder, upon presentation and endorsement (in the case of part payment of Principal Amount) or, in the case of payment of the whole of the outstanding Principal Amount, surrender of this Note by the Holder to the Company, in same day funds to such account of the Holder as shall be notified by the Holder to the Company. All payments made by the Company in respect of Interest and Default Interest will be paid to the Holder as shown in the Register on the last Business Day preceding the date fixed for payment of any Interest or Default Interest. Payments of Interest and Default Interest will be made by electronic funds transfer for value on the due date to such US dollar account maintained by the Holder as shall be notified to the Company at least 5 Business Days before the due date for payment. Upon application by the Holder to the Company not less than 5 Business Days before the due date for payment of any Interest or Default Interest, payments of Interest and Default Interest will be made by US dollar check and mailed to the Holder (or the first named of joint Holders) at its address appearing in the Register.

Section 4.2 Currency of Payments. All payments made by the Company in respect hereof, whether for the Principal Amount, Interest, Default Interest or otherwise shall be made in US Dollars.

Section 4.3 Payment without Deduction, Etc. Each payment under this Note shall be made free and clear of and without any deduction for or on account of any set-off or counterclaim.

Section 4.4 Principal Amount Paid in Part. Upon surrender of this Note when the Principal Amount is paid in part the Company shall execute and deliver to the Holder a new Note in substitution for this Note reflecting the reduced outstanding Principal Amount.

Section 4.5 Setoffs by Holder Against Principal Amounts. Company hereby agrees to permit Holder to setoff any obligations owed by Holder to Company against the Principal Amount owed under this Note. If the Principal Amount is paid in part by such a setoff, then Company shall execute and deliver to the Holder a new Note in accordance with Section 4.4 above.

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Article 5      Redemption.

               In the event of a Redemption Event, any Holder of this Note shall have the right to require that the Company repurchase all or any portion of this Note (equal to $1,000 or any integral multiple thereof) at a repurchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase in accordance with Section 4.3 of the Note Purchase Agreement.

Article 6      Covenants [Intentionally deleted. See Note Purchase Agreement
               Article VI.]

Article 7 Events of Default and Remedies. [Intentionally deleted. See Note Purchase Agreement Article VIII]

Article 8      Registration

               The Company will keep a register of the holders of the notes issued pursuant to the Note Purchase Agreement and outstanding from time to time, including the particulars of this Note. Any transfers or assignments of this Note will be recorded by the Company in the Register.

Article 9      Definitions

Section 9.1 Certain Defined Terms. As used herein, the following terms, unless the context otherwise requires, have the following meanings:

               "Company" has the meaning given such term in the preamble hereof and includes a corporation which shall succeed to or assume the obligations of the Company under this Note.

               "Default Interest" means interest in accordance with Section 3.2.

               "DML" means Diametrics Medical, Ltd., an English company formerly known as Biomedical Sensors Limited.

               "Dollars" means the lawful currency of the USA.

               "Final Payment Date" means August 4, 2005.

               "Group" means the Company and its Subsidiaries from time to time.

               "Holder" has the meaning given such term in the preamble hereof.

               "Interest Rate" means the rate of 7 per cent per annum.

               "Issue Date" means the date upon which this Note was originally issued.

               "Lien" means any pledge, mortgage, hypothecation, security interest, lien or encumbrance.

               "Note" means this note and any replacement therefor.

               "Note Purchase Agreement" has the meaning given such term in the preamble hereof.

               "Payment Date" means the Final Payment Date and/or, if earlier, any date fixed for payment of all or any part of the Principal Amount pursuant to Article 2.

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               "Principal Amount" means the principal amount of this Note set forth on the face hereof, as reduced from time to time by any payment of part pursuant to Section 2.2 thereof.

               "Register" means the Register in respect of the Note maintained by the Company pursuant to Article 8.

               "Security Documents" means a mortgage of shares dated August 4, 1998, executed by the Company in favor of the holders of the notes, or their agent or trustee on their behalf, in form and substance satisfactory to purchasers of at least 50.1% in aggregate principal amount of all of the notes purchased at the Closing of the Note Purchase Agreement, together with any other security documents or instruments from time to time executed by the Company in connection with its obligations under this Note or the Note Purchase Agreement.

               "Shares" means the ordinary, redeemable preference, and other shares of DML.

Article 10     Miscellaneous

Section 10.1 Transfer. Subject as hereafter mentioned, this Note may be transferred or assigned without any restriction thereon. This Note may only be transferred or assigned in whole and not in part. The transfer or assignment must not be in favor of more than four transferees as joint holders. No transfer of the Note may be made if in the reasonable opinion of the directors of the Company the proposed transferee is engaged in the business of commercializing products for critical care blood analysis in humans. The transfer or assignment documentation must be delivered for registration to the principal office for the time being of the Company together with the Note. The Company shall be entitled to retain the transfer or assignment documentation. The Company shall not be obliged to register any transfer during the 14 days immediately preceding any interest payment date. No transfer or assignment shall be effective unless and until the transfer or assignment is registered in the Register. The Company shall be obliged to register any transfer or assignment subject to the foregoing.

Section 10.2 Article and Section Titles. The article and section titles contained in this Note are and shall be without substantive meaning or content of any kind whatsoever.

Section 10.3 Governing Law. This Note is governed by and is to be construed in accordance with the laws of Minnesota, excluding the body of law relating to conflict of laws.

Section 10.4 Existing Note. This Note amends, restates and continues that certain Convertible Senior Secured Fixed Rate Note made by the Company to the order of the Purchaser in the Principal Amount and dated August 4, 1998 (the "Existing Note"). The terms and conditions of this Note supersede the terms and conditions of the Existing Note, provided, however, that the obligations incurred under the Existing Note shall continue under this Note and shall not in any circumstance be terminated, extinguished or discharged hereby but shall hereafter be governed by the terms of this Note.

               IN WITNESS WHEREOF, the Company has executed this document as of the date first above written.

                              DIAMETRICS MEDICAL, INC.


                              By:
                                   --------------------------------------------
                              Name:  David Kaysen
                              Title: Chief Executive Officer and President

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